SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 2, 2006
WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)
(864) 298-9801

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former name or former address, if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01       Entry into a Material Definitive Agreement.
     We incorporate by reference the information included in Item 3.02 below.
     We have entered into a Second Amendment to Amended and Restated Credit Agreement dated as of October 2, 2006 (the “Amendment”), which amends our Amended and Restated Revolving Credit Agreement, dated as of July 20, 2005, as amended (the “Credit Agreement”) among us, the banks party thereto (the “Banks”), JPMorgan Chase Bank as Co-Agent and Harris N.A. as Agent for the Banks. Capitalized terms used in this Item 1.01 and not defined herein shall have the meanings given to them in the Credit Agreement.
     The Amendment permits us to incur up to $110,000,000 in aggregate principal amount of indebtedness under the Notes (as defined in Item 3.02 below) on the terms, including subordination terms, set forth in the Offering Memorandum for the Notes dated as of October 3, 2006, and confirms that the Notes constitute Subordinated Indebtedness for purposes of the Credit Agreement. In addition, the Amendment modifies the consolidated net worth and fixed charge coverage ratio financial covenants in the Credit Agreement and adjusts an indebtedness negative covenant in the Credit Agreement that, as amended, prohibits the incurrence of (i) Senior Debt, on a consolidated basis, that exceeds 375% of the sum of Consolidated Adjusted Net Worth and the aggregate unpaid principal amount of Subordinated Debt, and (ii) Subordinated Debt that exceeds 150% of Consolidated Adjusted Net Worth.
     The Amendment eliminates the current restricted payments negative covenant in the Credit Agreement and replaces it with a covenant (x) requiring all Obligations under the Credit Agreement to constitute senior debt under any agreement covering Subordinated Debt (and all such Obligations to constitute designated senior debt under the indenture for the Notes), (y) restricting amendments to Subordinated Debt (other than amendments with respect to interest rates, deferral of repayments or other matters not adverse to the Banks), and (z) restricting voluntary prepayments and redemptions and cash payments upon conversion of any Subordinated Debt except for any such payments that on a pro forma basis do not create a Default or Event of Default under the Credit Agreement.
     The Amendment also permits the convertible note hedge and warrant transactions described under Item 3.02 below and provides that a default by us under such convertible note hedge and warrant transactions will also constitute an Event of Default under the Credit Agreement.
     The description of the Amendment contained herein is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 3.02       Unregistered Sales of Equity Securities.
     We have agreed, under a Purchase Agreement (the “Purchase Agreement”) dated October 3, 2006 between us and certain initial purchasers (the “Initial Purchasers”) listed therein, to issue to the Initial Purchasers $100 million in aggregate principal amount of our 3.00% convertible senior subordinated notes due 2011 (the “Notes”) and have granted the Initial Purchasers an option to purchase, within 3 days after the date thereof, up to an additional $10 million aggregate principal amount of the Notes. The Notes will bear interest at an annual rate of 3.00%. We will pay interest on the Notes on April 1 and October 1 of each year, beginning April 1, 2007. The Notes will mature on October 1, 2011 unless earlier converted or repurchased by us.
     Holders may convert their Notes prior to the close of business on the business day immediately preceding July 1, 2011, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances:

•	during any fiscal quarter commencing after December 31, 2006, if the last reported sale price of our common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 120% of the applicable conversion price on such last trading day;

•	during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or

•	upon the occurrence of specified corporate transactions.
On and after July 1, 2011 to (and including) the close of business on the business day immediately preceding the maturity date, holders may convert their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
     The conversion rate will initially be 16.0229 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $62.41 per share of common stock). Upon conversion of a Note, we will pay cash and deliver shares of our common stock, if any, based on a daily conversion value (as defined in the Notes) calculated on a proportionate basis for each trading day of the 30 trading-day observation period (as defined in the Notes). Upon conversion, we will deliver (i) cash equal to the lesser of the aggregate principal amount of Notes to be converted or our total conversion obligation and (ii) shares of our common stock in respect of the remainder, if any, of our conversion obligation.
     If we undergo a “fundamental change” (as defined in the Notes), subject to specified conditions, holders of the Notes may require us to purchase all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest. We are obligated to pay cash for all Notes so purchased.
     The completion of the sale of the Notes under the Purchase Agreement is subject to certain customary conditions and is anticipated to occur on October 10, 2006. The Notes are to be sold by the Initial Purchasers for cash at 100% plus accrued interest from October 10, 2006. The amount of the discount to the Initial Purchasers is 3.00%. We will use a portion of the net proceeds from the sale of the Notes to fund the repurchase of approximately $48 million of our common stock. In addition, we will use a portion of the net proceeds from the sale of the Notes to enter into convertible note hedge and warrant transactions, which are expected to reduce potential dilution to our common stock from conversion of the Notes and to have the effect to us of increasing the conversion price of the Notes to $73.97. The remaining net proceeds will be used to reduce our outstanding indebtedness under our Credit Agreement.
     The offer and sale of the Notes to the Initial Purchasers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption under Section 4(2) thereof. Each of the Initial Purchasers has represented to us that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and an accredited investor within the meaning of Rule 501(a) under the Securities Act. The Initial Purchasers have further represented to us that the offering of the Notes will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

Item 8.01.    Other Events.
     On October 2 and 3, 2006, we issued press releases which announced, respectively, our intention to offer, and the pricing of the offering of, the Notes. Pursuant to Rule 135c(d) under the Securities Act of 1933, as amended, copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.
     On October 3, 2006, we issued a press release announcing the approval of our board of directors of the repurchase of up to $55 million of our common stock. A copy of this press release is filed as Exhibit 99.3 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
     (c)       Exhibits

Exhibit 10.1	Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 2, 2006, by and among World Acceptance Corporation, the Banks party hereto, and Harris N.A. as Agent for the Banks

Exhibit 99.1	Press release of World Acceptance Corporation dated October 2, 2006

Exhibit 99.2	Press release of World Acceptance Corporation dated October 3, 2006, captioned “World Acceptance Prices $100 Million 3.00% Convertible Senior Subordinated Note Offering”

Exhibit 99.3	Press release of World Acceptance Corporation dated October 3, 2006, captioned “World Acceptance Announces $55 Million Stock Repurchase Program”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    October 4, 2006

World Acceptance Corporation
By:	/s/ Kelly Malson Snape
Kelly Malson Snape, Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

Exhibit 10.1	Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 2, 2006, by and among World Acceptance Corporation, the Banks party hereto, and Harris N.A. as Agent for the Banks

Exhibit 99.1	Press release of World Acceptance Corporation dated October 2, 2006

Exhibit 99.2	Press release of World Acceptance Corporation dated October 3, 2006, captioned “World Acceptance Prices $100 Million 3.00% Convertible Senior Subordinated Note Offering”

Exhibit 99.3	Press release of World Acceptance Corporation dated October 3, 2006, captioned “World Acceptance Announces $55 Million Stock Repurchase Program”